UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 19, 2012

Date of Report (Date of earliest event reported)

NEWBRIDGE BANCORP

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-11448	56-1348147
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1501 Highwoods Boulevard, Suite 400, Greensboro, North Carolina	27410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 369-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 5.02 –	Departure of Directors or Principal Officers; Election of Directors;
	Appointment of Principal Officers	3

Item 9.01 –	Financial Statements and Exhibits	3

Signatures		3

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ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d) Pursuant to the Securities Purchase Agreement executed by Endicott Opportunity Partners III, L.P. (“Endicott”) and NewBridge Bancorp (the "Company") on November 1, 2012, the Company agreed to cause Endicott’s nominee to be elected to the Board of Directors of the Company (the “Board”) and the Board of Directors of its wholly-owned subsidiary, NewBridge Bank (the “Bank”), subject to satisfaction of all legal, regulatory, securities listing and governance requirements. Accordingly, on December 19, 2012, the Board elected Endicott’s nominee, Donald P. Johnson, to serve as a director of the Company and the Bank until the Company’s 2013 Annual Meeting of Shareholders, or until his successor is elected and qualified, or his earlier removal, resignation, death or incapacity. Mr. Johnson has been appointed to the Credit Management Committee of the Board of Directors of the Bank

Other than his nomination by Endicott, described above, and his election as a director of the Company and the Bank, there have been no transactions, nor are there any currently proposed transactions, in which the Company has or is to be a participant and the amount involved exceeds $120,000 and in which Mr. Johnson had or will have a direct or indirect material interest.

  A Press Release announcing Mr. Johnson’s election is attached to this filing as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of NewBridge Bancorp dated December 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWBRIDGE BANCORP

Dated: December 21, 2012	By:	/s/ Ramsay K. Hamadi
Ramsay K. Hamadi,
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release of NewBridge Bancorp dated December 21, 2012.

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